Exhibit 10.2.8

AMENDMENT NUMBER ONE

TO THE

CANDELA CORPORATION

1990 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of Candela Corporation has amended the Candela Corporation 1990 Employee Stock Purchase Plan (the “Plan”) as follows:

1.   Effective January 19, 2009, Article 5 of the Plan is hereby amended by adding the following to the end of the second paragraph:

For Payment Periods beginning on or after January 1, 2009, the Option Price for each Payment Period shall be 85% of the average market price of the Company’s Common Stock on the last business day of the Payment Period, rounded up to the nearest penny.

All provisions of the Plan not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.